Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in Hospitality Properties Trust's Registration Statement No. 333-43573 of our reports dated January 16, 1998 included in Hospitality Properties Trust's Form 8-K dated February 11, 1998 and to all references to our Firm included in this registration statement.


                                                         /s/ Arthur Andersen LLP


Washington, D.C.
February 12, 1998